EXHIBIT 99.1
Press Release

FOR IMMEDIATE RELEASE

For further information:
Chandni Luthra - Investors	Steve Iaco - Media
212.984.8113	212.984.6535
Chandni.Luthra@cbre.com	Steven.Iaco@cbre.com

CBRE GROUP, INC. REPORTS FINANCIAL RESULTS FOR Q2 2026

Dallas – July 29, 2026 — CBRE Group, Inc. (NYSE: CBRE) today reported financial results for the second quarter ended June 30, 2026.

Key Highlights:

•GAAP EPS of $0.69 and Core EPS of $1.56
•Revenue up 16% to $11.2 billion
•Resilient Businesses(1) revenue up 15%
•Transactional Businesses(1) revenue up 19%
•Cash flow from operations of nearly $1.4 billion and free cash flow of nearly $1.7 billion on a trailing 12-month basis
•2026 core EPS outlook raised to $7.80 to $7.90 from $7.60 to $7.80, reflecting 23% growth at midpoint of new range

“The momentum in CBRE’s business continued in the second quarter, with Core EPS up 30% on a 16% revenue increase,” said Bob Sulentic, CBRE’s chair and chief executive officer. “Our strength was balanced across the company. Each of our segments – Advisory, Building Operations & Experience, Project Management and Real Estate Investments – grew Segment Operating Profit by more than 25%.”
“Our strategy is working the way we intended,” Mr. Sulentic continued. “Resources and investments are being productively directed into areas that drive current growth and position us for long-term growth.”

CBRE Press Release
July 29, 2026

Consolidated Financial Results Overview
The following table presents highlights of CBRE performance (dollars in millions, except per share data):

			% Change
	Q2 2026	Q2 2025	USD	LC (2)
Operating Results
Revenue	$11,226	$9,717	15.5%	14.3%
Pass-through costs (3)	4,622	4,085	13.1%	12.0%
GAAP net income	204	215	(5.1)%	(5.6)%
Core adjusted net income (4)	459	361	27.1%	26.6%
GAAP EPS	0.69	0.72	(4.2)%	(2.8)%
Core EPS (4)	1.56	1.20	30.0%	30.3%
Core EBITDA (5)	836	626	33.5%	32.4%

Cash Flow Results
Cash flow provided by operations	$138	$57	142.1%
Gain on disposition of real estate	5	19	(73.7)%
Less: Capital expenditures	114	74	54.1%
Free cash flow (6)	$29	$2	N/M

•Second-quarter GAAP net income was reduced by $168 million due to the non-cash impact of an increased reserve for fire-safety remediation in the U.K. development business. Without this item, second-quarter GAAP net income would have increased by 53% and GAAP EPS by 57%.

Advisory Services Segment
The following table presents highlights of the Advisory Services segment performance (dollars in millions):

			% Change
	Q2 2026	Q2 2025	USD	LC
Revenue	$2,306	$1,959	17.7%	16.8%
Pass-through costs	8	13	(38.5)%	(38.5)%
Segment operating profit (7)	449	347	29.4%	28.7%

•Revenue and segment operating profit increased by 18% (17% local currency) and 29% (same local currency), respectively.
•Global leasing revenue increased 24% (23% local currency). The U.S. was also up 24% led by office and industrial. EMEA saw leasing revenue rise 27% (22% local currency) with especially strong growth in France, Germany and Spain, while APAC was up 19% (20% local currency).
•Global property sales revenue increased 20% (19% local currency). The U.S. was up 24% with strong growth across most property types. APAC and EMEA sales revenue grew more modestly.
•Mortgage origination revenue rose 8% (same local currency). Strong activity with private capital sources was partly offset by lower government agency lending.

CBRE Press Release
July 29, 2026

•The loan servicing portfolio edged up 2% for the quarter to more than $468 billion. Loan servicing revenue growth was tempered by a decline in escrow income tied to lower average interest rates.
•Valuations revenue rose 12% (10% local currency), driven by especially strong growth in the U.S.
Building Operations & Experience (BOE) Segment
The following table presents highlights of the BOE segment performance (dollars in millions):

			% Change
	Q2 2026	Q2 2025	USD	LC
Revenue	$6,686	$5,833	14.6%	13.3%
Pass-through costs	3,534	3,188	10.9%	9.6%
Segment operating profit	335	267	25.5%	23.1%

•Revenue and segment operating profit increased by 15% (13% local currency) and 25% (23% local currency), respectively.
•Revenue from critical infrastructure services increased 68% (66% local currency), driven by growth in data center solutions and contributions from Pearce Services, acquired in November 2025.
•Facilities management revenue rose 11% (10% local currency), led by local facilities management.
•Property management revenue rose 8% (7% local currency).
•Operating leverage was aided by the reclassification of certain amortization costs, as disclosed in first-quarter 2026 results.
Project Management Segment
The following table presents highlights of the Project Management segment performance (dollars in millions):

			% Change
	Q2 2026	Q2 2025	USD	LC
Revenue	$2,045	$1,717	19.1%	18.1%
Pass-through costs	1,080	884	22.2%	21.6%
Segment operating profit	147	115	27.8%	26.1%

•Revenue and segment operating profit increased by 19% (18% local currency), and 28% (26% local currency), respectively.
•Project Management growth was underpinned by solid infrastructure activity in the U.K., Europe and the Middle East, and strong gains in real estate projects in North America and Asia.

CBRE Press Release
July 29, 2026

Real Estate Investments (REI) Segment
The following table presents highlights of the REI segment performance (dollars in millions):

			% Change
	Q2 2026	Q2 2025	USD	LC
Revenue	$193	$215	(10.2)%	(11.6)%
Segment operating profit	42	25	68.0%	64.0%

Real Estate Development
•Operating profit(8) totaled $9 million.
•The portfolio of in-process projects and pipeline ended the second quarter at $29.6 billion, unchanged from the prior quarter. Excluding fee development, the overall portfolio stands at $21.2 billion.

Investment Management
•Revenue edged up 2% (1% local currency), reflecting higher recurring asset management fees.
•Operating profit(8) increased 3% (same local currency), as higher asset management fees were partly offset by lower co-investment returns.
•Assets under management (AUM) ended the second quarter at approximately $155 billion, down slightly from the prior quarter, driven by unfavorable currency movement.
Core Corporate Segment
Core corporate operating loss increased by approximately $9 million for the quarter, primarily driven by higher incentive compensation related to the company’s strong performance.
Capital Allocation Overview
•Free Cash Flow – Free cash flow totaled nearly $1.7 billion for the 12 months ended June 30, 2026.
•Stock Repurchase Program – Year-to-date, the company repurchased nearly $1.0 billion worth of shares.

CBRE Press Release
July 29, 2026

Leverage and Financing Overview
•Leverage – CBRE’s net leverage ratio (net debt(9) to trailing twelve-month core EBITDA) was 1.60x as of June 30, 2026. The net leverage ratio is computed as follows (dollars in millions):

As of
June 30, 2026
Total debt	$7,382
Less: Cash and cash equivalents	1,489
Net debt (9)	$5,893

Divided by: Trailing twelve-month Core EBITDA	$3,680

Net leverage ratio	1.60x

•Liquidity – At the end of the second quarter, the company had $4.4 billion of total liquidity.(10)

Conference Call Details
The company’s second quarter earnings webcast and conference call will be held today, Wednesday, July 29, 2026 at 8:30 a.m. Eastern Time. Investors are encouraged to access the webcast via this link or they can click this link beginning at 8:15 a.m. Eastern Time for automated access to the conference call.
Alternatively, investors may dial into the conference call using these operator-assisted phone numbers: 877.407.8037 (U.S.) or 201.689.8037 (International). A replay of the call will be available starting at 1:00 p.m. Eastern Time on July 29, 2026. The replay is accessible by dialing 877.660.6853 (U.S.) or 201.612.7415 (International) and using the access code: 13761434#. A transcript of the call will be available on the company’s Investor Relations website at https://ir.cbre.com.
About CBRE Group, Inc.
CBRE Group, Inc. (NYSE: CBRE), a Fortune 500 and S&P 500 company headquartered in Dallas, is the world’s largest commercial real estate services and investment firm and a premier provider of critical infrastructure services. The company has more than 155,000 employees serving clients in more than 100 countries. CBRE serves clients through four business segments: Advisory (leasing, sales, debt origination, mortgage servicing, valuations); Building Operations & Experience (facilities management, property management, flex space & experience, critical infrastructure); Project Management (program management, project management, cost consulting); Real Estate Investments (investment management, development). Please visit our website at www.cbre.com. We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investor Relations section of our website at https://ir.cbre.com. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Safe Harbor and Footnotes
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the economic outlook, the company’s future growth momentum, operations and business outlook. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results and performance in future periods to be materially different from any future results or performance suggested in forward-looking statements in this press release. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, the company expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events. If the company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements. Factors that could cause

CBRE Press Release
July 29, 2026

results to differ materially include, but are not limited to: disruptions in general economic, political and regulatory conditions and significant public health events, particularly in geographies or industry sectors where our business may be concentrated; volatility or adverse developments in the securities, capital or credit markets, interest rate increases and conditions affecting the value of real estate assets, inside and outside the United States; poor performance of real estate investments or other conditions that negatively impact clients’ willingness to make real estate or long-term contractual commitments; cost and availability of capital for investment in real estate; foreign currency fluctuations and changes in currency restrictions, trade sanctions and import/export and transfer pricing rules; our ability to compete globally, or in specific geographic markets or business segments that are material to us; our ability to identify, acquire and integrate accretive businesses; costs and potential future capital requirements relating to businesses we may acquire; integration challenges arising out of companies we may acquire; increases in unemployment and general slowdowns in economic or commercial activity; trends in pricing and risk assumption for commercial real estate services; the effect of significant changes in supply/demand and capitalization rates across different property types; a reduction by companies in their reliance on outsourcing for their commercial real estate needs, which would affect our revenues and operating performance; client actions to restrain project spending and reduce outsourced staffing levels; our ability to further diversify our revenue model to offset cyclical economic trends in the commercial real estate industry; our ability to attract new occupier and investor clients; our ability to retain major clients and renew related contracts; our ability to leverage our global services platform to maximize and sustain long-term cash flow; our ability to continue investing in our platform and client service offerings; our ability to maintain expense discipline; the emergence of disruptive business models and technologies; negative publicity or harm to our brand and reputation; the failure by third parties to comply with service level agreements or regulatory or legal requirements; the ability of our investment management business to maintain and grow assets under management and achieve desired investment returns for our investors, and any potential related litigation, liabilities or reputational harm possible if we fail to do so; our ability to manage fluctuations in net earnings and cash flow, which could result from poor performance in our investment programs, including our participation as a principal in real estate investments; the ability of our indirect wholly-owned subsidiary, CBRE Capital Markets, Inc. to periodically amend, or replace, on satisfactory terms, the agreements for its warehouse lines of credit; declines in lending activity of U.S. Government Sponsored Enterprises, regulatory oversight of such activity and our loan servicing revenue from the commercial real estate mortgage market; changes in U.S. and international law and regulatory environments (including relating to anti-corruption, anti-money laundering, trade sanctions, tariffs, currency controls and other trade control laws), particularly in Asia, Africa, Russia, Eastern Europe and the Middle East, due to the level of political instability in those regions; litigation and its financial and reputational risks to us; our exposure to liabilities in connection with real estate advisory and property management activities and our ability to procure sufficient insurance coverage on acceptable terms; our ability to retain, attract and incentivize key personnel; our ability to manage organizational challenges associated with our size; liabilities under guarantees, or for construction defects, that we incur in our development services business; our leverage under our debt instruments as well as the limited restrictions therein on our ability to incur additional debt, and the potential increased borrowing costs to us from a credit-rating downgrade; our and our employees’ ability to execute on, and adapt to, information technology strategies and trends; cybersecurity threats or other threats to our information technology networks, including the potential misappropriation of assets or sensitive information, corruption of data or operational disruption; our ability to comply with laws and regulations related to our global operations, including real estate licensure, tax, labor and employment laws and regulations, fire and safety building requirements and regulations, as well as data privacy and protection regulations, sustainability matters, and the anti-corruption laws and trade sanctions of the U.S. and other countries; changes in applicable tax or accounting requirements; any inability for us to implement and maintain effective internal controls over financial reporting; the effect of implementation of new accounting rules and standards or the impairment of our goodwill and intangible assets; and the performance of our equity investments in companies we do not control.
Additional information concerning factors that may influence the company’s financial information is discussed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Cautionary Note on Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2025, our quarterly reports on Form 10-Q, as well as in the company’s press releases and other periodic filings with the Securities and Exchange Commission (SEC). Such filings are available publicly and may be obtained on the company’s website at www.cbre.com or upon written request from CBRE’s Investor Relations Department at investorrelations@cbre.com.
The terms “core adjusted net income,” “core EBITDA,” “core EPS,” “business line operating profit (loss),” “net debt” and “free cash flow,” all of which CBRE uses in this press release, are non-GAAP financial measures under SEC guidelines, and you should refer to the footnotes below as well as the “Non-GAAP Financial Measures” section in this press release for a further explanation of these measures. We have also included in that section reconciliations of these measures in specific periods to their most directly comparable financial measure calculated and presented in accordance with GAAP for those periods.

CBRE Press Release
July 29, 2026

Note: We have not reconciled the (non-GAAP) core earnings per share forward-looking guidance included in this release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, carried interest incentive compensation and financing costs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
(1)Resilient Businesses include facilities management, critical infrastructure services, property management, project management, loan servicing, valuations, other portfolio services and recurring investment management fees. Transactional Businesses include property sales, leasing, mortgage origination, carried interest and incentive fees in the investment management business, and development fees.
(2)Local currency percentage change is calculated by comparing current-period results at prior-period exchange rates versus prior-period results.
(3)Pass-through costs represent certain costs incurred associated with subcontracted third-party vendor work performed for clients. These costs are reimbursable by clients and the corresponding amounts owed are reflected within Revenue.
(4)Core adjusted net income and core earnings per diluted share (or core EPS) exclude the effect of select items from U.S. GAAP net income and U.S. GAAP earnings per diluted share. Adjustments during the periods presented included non-cash amortization expense related to intangible assets attributable to acquisitions, interest expense related to indirect tax audits and settlements, write-off of financing costs on extinguished debt, impact of adjustments on non-controlling interest, the tax impact of adjusted items and strategic non-core investments, net non-cash mortgage servicing rights, integration and other costs related to acquisitions, carried interest incentive compensation (reversal) expense to align with the timing of associated revenue, charges related to indirect tax audits and settlements, net results related to the wind-down of certain businesses, impact of fair value non-cash adjustments related to unconsolidated equity investments, business and finance transformation, costs associated with efficiency and cost-reduction initiatives, provision associated with Telford’s fire safety remediation efforts, and net fair value adjustments on strategic non-core investments.
(5)Core EBITDA represents earnings before the portion attributable to non-controlling interests, depreciation and amortization, asset impairments, net interest expense, write-off of financing costs on extinguished debt, income taxes, further adjusted for net non-cash mortgage servicing rights, integration and other costs related to acquisitions, carried interest incentive compensation (reversal) expense to align with the timing of associated revenue, charges related to indirect tax audits and settlements, net results related to the wind-down of certain businesses, impact of fair value non-cash adjustments related to unconsolidated equity investments, business and finance transformation, costs associated with efficiency and cost-reduction initiatives, provision associated with Telford’s fire safety remediation efforts and net fair value adjustments on strategic non-core investments.
(6)Free cash flow is calculated as cash flow provided by operations, plus gain on sale of real estate assets, less capital expenditures (reflected in the investing section of the consolidated statement of cash flows).
(7)Segment operating profit (SOP) is the measure reported to the chief operating decision maker (CODM) for purposes of assessing performance and allocating resources to each segment. SOP represents earnings, inclusive of non-controlling interests, before net interest expense, write-off of financing costs on extinguished debt, income taxes, depreciation and amortization and asset impairments, as well as adjustments related to the following: net non-cash mortgage servicing rights, integration and other costs related to acquisitions, carried interest incentive compensation (reversal) expense to align with the timing of associated revenue, charges related to indirect tax audits and settlements, net results related to the wind-down of certain businesses, the impact of fair value non-cash adjustments related to unconsolidated equity investments, business and finance transformation, costs associated with efficiency and cost-reduction initiatives, and provision associated with Telford’s fire safety remediation efforts.
(8)Represents line of business profitability/losses, as adjusted.
(9)Net debt is calculated as total debt (excluding non-recourse debt) less cash and cash equivalents.
(10)Includes cash available for company use, as well as availability under the company’s revolving credit facilities and commercial paper program.

CBRE Press Release
July 29, 2026

CBRE GROUP, INC.
OPERATING RESULTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2026 AND 2025
(in millions, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$11,226	$9,717	$21,753	$18,592

Costs and expenses:
Cost of revenue	9,140	7,942	17,815	15,207
Operating, administrative and other	1,536	1,275	2,996	2,467
Depreciation and amortization	190	145	372	287
Total costs and expenses	10,866	9,362	21,183	17,961

Gain on disposition of real estate	5	19	306	19

Operating income	365	374	876	650

Equity income (loss) from unconsolidated subsidiaries	4	(18)	(5)	(2)
Other income	6	6	17	7
Interest expense, net of interest income	60	59	119	109
Write-off of financing costs on extinguished debt	—	2	—	2
Income before provision for income taxes	315	301	769	544
Provision for income taxes	68	61	180	113
Net income	247	240	589	431
Less: Net income attributable to non-controlling interests	43	25	67	53
Net income attributable to CBRE Group, Inc.	$204	$215	$522	$378

Basic income per share:
Net income per share attributable to CBRE Group, Inc.	$0.70	$0.72	$1.78	$1.26
Weighted-average shares outstanding for basic income per share	291,824,424	297,950,927	293,089,123	299,113,472

Diluted income per share:
Net income per share attributable to CBRE Group, Inc.	$0.69	$0.72	$1.77	$1.25
Weighted-average shares outstanding for diluted income per share	293,859,609	300,008,422	295,411,671	301,455,253

Core EBITDA	$836	$626	$1,667	$1,144

CBRE Press Release
July 29, 2026

CBRE GROUP, INC.
SEGMENT RESULTS
FOR THE THREE MONTHS ENDED JUNE 30, 2026
(in millions)
(Unaudited)

	Three Months Ended June 30, 2026
	Advisory Services	Building Operations & Experience	Project Management	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue	$2,306	$6,686	$2,045	$193	$(4)	$11,226	$—	$11,226
Pass-through costs	8	3,534	1,080	—	—	4,622	—	4,622

Cost of revenue, excluding pass-through costs	1,358	2,461	686	15	(2)	4,518	—	4,518
Operating, administrative and other	504	381	134	311	206	1,536	—	1,536
Depreciation and amortization	33	108	26	9	14	190	—	190
Gain on disposition of real estate	—	—	—	5	—	5	—	5

Operating income (loss)	403	202	119	(137)	(222)	365	—	365

Equity (loss) income from unconsolidated subsidiaries	(2)	(2)	—	8	—	4	—	4
Other income (loss)	—	5	1	—	1	7	(1)	6
Add-back: Depreciation and amortization	33	108	26	9	14	190	—	190
Adjustments:
Net non-cash mortgage servicing rights	11	—	—	—	—	11	—	11
Integration and other costs related to acquisitions	—	3	1	—	41	45	—	45
Carried interest incentive compensation reversal to align with the timing of associated revenue	—	—	—	(11)	—	(11)	—	(11)
Net results related to the wind-down of certain businesses	—	5	—	5	—	10	—	10
Business and finance transformation	4	14	—	—	20	38	—	38
Costs associated with efficiency and cost-reduction initiatives	—	—	—	—	9	9	—	9
Provision associated with Telford’s fire safety remediation efforts	—	—	—	168	—	168	—	168

Total segment operating profit (loss)	$449	$335	$147	$42	$(137)		$(1)	$835

Core EBITDA						$836
_______________
(1)Includes elimination of inter-segment revenue and expense.

CBRE Press Release
July 29, 2026

CBRE GROUP, INC.
SEGMENT RESULTS—(CONTINUED)
FOR THE THREE MONTHS ENDED JUNE 30, 2025
(in millions)
(Unaudited)

	Three Months Ended June 30, 2025

	Advisory Services	Building Operations & Experience	Project Management	Real Estate Investments	Corporate (1)	Total Core	Other	Total Consolidated
Revenue	$1,959	$5,833	$1,717	$215	$(7)	$9,717	$—	$9,717
Pass-through costs	13	3,188	884	—	—	4,085	—	4,085

Cost of revenue, excluding pass-through costs	1,151	2,063	603	35	5	3,857	—	3,857
Operating, administrative and other	455	343	118	182	177	1,275	—	1,275
Depreciation and amortization	30	61	26	3	25	145	—	145
Gain on disposition of real estate	—	—	—	19	—	19	—	19

Operating income (loss)	310	178	86	14	(214)	374	—	374

Equity (loss) income from unconsolidated subsidiaries	(1)	(17)	—	(2)	—	(20)	2	(18)
Other income	2	3	1	—	—	6	—	6
Add-back: Depreciation and amortization	30	61	26	3	25	145	—	145
Adjustments:
Net non-cash mortgage servicing rights	4	—	—	—	—	4	—	4
Integration and other costs related to acquisitions	—	42	2	—	32	76	—	76
Carried interest incentive compensation expense to align with the timing of associated revenue	—	—	—	3	—	3	—	3
Net results related to the wind-down of certain businesses	—	—	—	8	—	8	—	8
Impact of fair value non-cash adjustments related to unconsolidated equity investments	2	—	—	—	—	2	—	2
Business and finance transformation	—	—	—	—	28	28	—	28
Costs associated with efficiency and cost-reduction initiatives	—	—	—	(1)	1	—	—	—

Total segment operating profit (loss)	$347	$267	$115	$25	$(128)		$2	$628

Core EBITDA						$626
_______________
(1)Includes elimination of inter-segment revenue and expense.

CBRE Press Release
July 29, 2026

CBRE GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$1,489	$1,864
Restricted cash	150	150
Receivables, net	8,783	8,284
Warehouse receivables (1)	722	1,630
Contract assets	520	462
Prepaid expenses	408	372
Income taxes receivable	192	175
Other current assets	648	552
Total Current Assets	12,912	13,489
Property and equipment, net	1,043	1,049
Goodwill	6,998	7,051
Other intangible assets, net	2,844	2,972
Operating lease assets	2,117	2,062
Investments in unconsolidated subsidiaries	853	870
Non-current contract assets	72	103
Real estate under development	982	646
Non-current income taxes receivable	103	106
Deferred tax assets, net	716	697
Other assets	1,831	1,832
Total Assets	$30,471	$30,877
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable and accrued expenses	$4,934	$4,838
Compensation and employee benefits payable	1,635	1,630
Accrued bonus and profit sharing	1,147	1,879
Operating lease liabilities	323	284
Contract liabilities	469	448
Income taxes payable	55	258
Warehouse lines of credit (which fund loans that U.S. Government Sponsored Enterprises have committed to purchase) (1)	711	1,609
Other short-term borrowings	1,582	856
Current maturities of long-term debt	69	71
Other current liabilities	392	447
Total Current Liabilities	11,317	12,320
Long-term debt, net of current maturities	5,731	5,050
Non-current operating lease liabilities	2,161	2,121
Non-current tax liabilities	204	183
Deferred tax liabilities, net	246	238
Other liabilities	1,638	1,339
Total Liabilities	21,297	21,251
Mezzanine Equity:
Redeemable non-controlling interests in consolidated entities	454	433
Equity:
CBRE Group, Inc. Stockholders’ Equity:
Class A common stock	3	3
Additional paid-in capital	—	—
Accumulated earnings	9,512	9,916
Accumulated other comprehensive loss	(1,117)	(1,041)
Total CBRE Group, Inc. Stockholders’ Equity	8,398	8,878
Non-controlling interests	322	315
Total Equity	8,720	9,193
Total Liabilities and Equity	$30,471	$30,877
________________________________________________________________________________________________________________________________________
(1)Represents loan receivables, the majority of which are offset by borrowings under related warehouse line of credit facilities.

CBRE Press Release
July 29, 2026

CBRE GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Six Months Ended June 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$589	$431
Reconciliation of net income to net cash used in operating activities:
Depreciation and amortization	372	287
Amortization of other assets	101	103
Net non-cash mortgage servicing rights and premiums on loan sales	15	(2)
Deferred income taxes	7	(3)
Stock-based compensation expense	107	63
Equity loss from investments	5	2
Gain on sale of real estate assets	(306)	(19)
Other non-cash adjustments	30	23
Sale of mortgage loans	7,422	5,776
Origination of mortgage loans	(6,506)	(6,646)
Changes in:
Warehouse lines of credit	(898)	880
Receivables, prepaid expenses and other assets	(783)	(167)
Accounts payable, accrued liabilities and other liabilities	88	(176)
Accrued compensation expenses	(706)	(787)
Income taxes, net	(224)	(254)
Net cash used in operating activities	(687)	(489)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(195)	(138)
Payments for business acquired, net of cash acquired	(6)	(311)
Capital contributions related to investments	(45)	(85)
Acquisition and development of real estate assets	(337)	(134)
Proceeds from disposition of real estate assets	352	89
Other investing activities, net	22	112
Net cash used in investing activities	(209)	(467)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of revolving credit facility	—	(132)
Proceeds from commercial paper, net	723	1,182
Proceeds from long-term debt	742	1,674
Repayment of long-term debt	(36)	(636)
Repurchase of common stock	(940)	(680)
Other financing activities, net	38	(248)
Net cash provided by financing activities	527	1,160
Effect of currency exchange rate changes on cash and cash equivalents and restricted cash	(6)	107
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(375)	311
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, AT BEGINNING OF PERIOD	2,014	1,221
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, AT END OF PERIOD	$1,639	$1,532
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$221	$226
Income tax payments, net	$388	$351
Non-cash investing and financing activities:
Deferred and/or contingent consideration	$(2)	$27

CBRE Press Release
July 29, 2026

Non-GAAP Financial Measures
The following measures are considered “non-GAAP financial measures” under SEC guidelines:
(i)Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (which we also refer to as “core adjusted net income”)
(ii)Core EBITDA
(iii)Core EPS
(iv)Business line operating profit/loss
(v)Net debt
(vi)Free cash flow
These measures are not recognized measurements under United States generally accepted accounting principles (GAAP). When analyzing our operating performance, investors should use these measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with GAAP. Because not all companies use identical calculations, our presentation of these measures may not be comparable to similarly titled measures of other companies.
Our management generally uses these non-GAAP financial measures to evaluate operating performance and for other discretionary purposes. The company believes these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they eliminate the impact of selected charges that may obscure trends in the underlying performance of our business. The company further uses certain of these measures, and believes that they are useful to investors, for purposes described below.
With respect to core EBITDA, core EPS, core adjusted net income, and business line operating profit/loss, the company believes that investors may find these measures useful in evaluating our operating performance compared to that of other companies in our industry because their calculations generally eliminate the accounting effects of acquisitions, which would include impairment charges of goodwill and intangibles created from acquisitions, the effects of financings, income taxes and the accounting effects of capital spending. The presentation of core adjusted net income, excluding amortization of intangible assets acquired in business combinations, is useful to investors as a supplemental measure to evaluate the company’s ongoing operating performance. While amortization expense of acquisition-related intangible assets is excluded from core adjusted net income, the revenue generated from the acquired intangible assets is not excluded. All of these measures may vary for different companies for reasons unrelated to overall operating performance. In the case of core EBITDA, this measure is not intended to be a measure of free cash flow for our management’s discretionary use because it does not consider cash requirements such as tax and debt service payments. The core EBITDA measure calculated herein may also differ from the amounts calculated under similarly titled definitions in our credit facilities and debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt. The company also uses segment operating profit and core EPS as significant components when measuring our operating performance under our employee incentive compensation programs.
With respect to free cash flow, the company believes that investors may find this measure useful to analyze the cash flow generated from operations and real estate investment and development activities after accounting for cash outflows to support operations and capital expenditures. With respect to net debt, the company believes that investors use this measure when calculating the company’s net leverage ratio.
With respect to core EBITDA, core EPS and core adjusted net income, the company believes that investors may find these measures useful to analyze the underlying performance of operations without the impact of strategic non-core equity investments that are not directly related to our business segments. These can be volatile and are often non-cash in nature.
Core net income attributable to CBRE Group, Inc. stockholders, as adjusted (or core adjusted net income), and core EPS, are calculated as follows (in millions, except share and per share data):

CBRE Press Release
July 29, 2026

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net income attributable to CBRE Group, Inc.	$204	$215	$522	$378

Adjustments:
Non-cash amortization expense related to intangible assets attributable to acquisitions	58	58	116	114
Interest expense related to indirect tax audits and settlements	2	3	4	3
Write-off of financing costs on extinguished debt	—	2	—	2
Impact of adjustments on non-controlling interest	—	1	—	—
Net non-cash mortgage servicing rights	11	4	23	17
Integration and other costs related to acquisitions	45	76	114	144
Carried interest incentive compensation (reversal) expense to align with the timing of associated revenue	(11)	3	(10)	7
Charges related to indirect tax audits and settlements	—	—	—	(1)
Net results related to the wind-down of certain businesses	10	8	30	14
Impact of fair value non-cash adjustments related to unconsolidated equity investments	—	2	—	2
Business and finance transformation	38	28	70	28
Costs associated with efficiency and cost-reduction initiatives	9	—	6	13
Provision associated with Telford’s fire safety remediation efforts	168	—	168	—
Net fair value adjustments on strategic non-core investments	1	(2)	6	(22)
Tax impact of adjusted items and strategic non-core investments	(76)	(37)	(112)	(69)
Core net income attributable to CBRE Group, Inc., as adjusted	$459	$361	$937	$630

Core diluted income per share attributable to CBRE Group, Inc., as adjusted	$1.56	$1.20	$3.17	$2.09

Weighted-average shares outstanding for diluted income per share	293,859,609	300,008,422	295,411,671	301,455,253

CBRE Press Release
July 29, 2026

Core EBITDA is calculated as follows (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net income attributable to CBRE Group, Inc.	$204	$215	$522	$378
Net income attributable to non-controlling interests	43	25	67	53
Net income	247	240	589	431

Adjustments:
Depreciation and amortization	190	145	372	287
Interest expense, net of interest income	60	59	119	109
Write-off of financing costs on extinguished debt	—	2	—	2
Provision for income taxes	68	61	180	113
Net non-cash mortgage servicing rights	11	4	23	17
Integration and other costs related to acquisitions	45	76	114	144
Carried interest incentive compensation (reversal) expense to align with the timing of associated revenue	(11)	3	(10)	7
Charges related to indirect tax audits and settlements	—	—	—	(1)
Net results related to the wind-down of certain businesses	10	8	30	14
Impact of fair value non-cash adjustments related to unconsolidated equity investments	—	2	—	2
Business and finance transformation	38	28	70	28
Costs associated with efficiency and cost-reduction initiatives	9	—	6	13
Provision associated with Telford’s fire safety remediation efforts	168	—	168	—
Net fair value adjustments on strategic non-core investments	1	(2)	6	(22)
Core EBITDA	$836	$626	$1,667	$1,144
Core EBITDA for the trailing twelve months ended June 30, 2026 is calculated as follows (in millions):

Trailing Twelve Months Ended June 30, 2026

Net income attributable to CBRE Group, Inc.	$1,301
Net income attributable to non-controlling interests	134
Net income	1,435

Adjustments:
Depreciation and amortization	668
Interest expense, net of interest income	226
Provision for income taxes	384
Net non-cash mortgage servicing rights	1
Integration and other costs related to acquisitions	273
Carried interest incentive compensation reversal to align with the timing of associated revenue	(7)
Net results related to the wind-down of certain businesses	90
Business and finance transformation	143
Non-cash pension buy-out settlement loss	147
Costs associated with efficiency and cost-reduction initiatives	(7)
Provision associated with Telford’s fire safety remediation efforts	300
Net fair value adjustments on strategic non-core investments	27
Core EBITDA	$3,680

CBRE Press Release
July 29, 2026

Below represents a reconciliation of REI business line operating profitability/loss to REI segment operating profit (in millions):

	Three Months Ended June 30,
Real Estate Investments	2026	2025
Investment management operating profit	$32	$31
Global real estate development operating profit	9	3
Segment overhead (and related adjustments)	1	(9)
Real estate investments segment operating profit	$42	$25
Below represents a reconciliation of cash flow provided by (used in) operations to free cash flow for the trailing twelve months ended June 30, 2026 (in millions):

	Q3 2025	Q4 2025	Q1 2026	Q2 2026	Trailing Twelve Months
Cash Flow Results
Cash flow provided by (used in) operations	$827	$1,221	$(825)	$138	$1,361
Gains on disposition of real estate sales	36	404	301	5	746
Less: Capital expenditures	84	144	81	114	423
Free cash flow	$779	$1,481	$(605)	$29	$1,684